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Ehhibit 3.1


                                 AMENDED AND RESTATED
                                 DECLARATION OF TRUST

                         WESTERN INVESTMENT REAL ESTATE TRUST


    This Amended and Restated Declaration of Trust, dated as of May 8, 1997, is made with reference to the following:

    This Declaration of Trust was made May 24, 1962, by BERNARD ETCHEVERRY, CHESTER R. MACPHEE, ELMER SKINNER and O.A. TALMAGE, the initial trustees of WESTERN INVESTMENT REAL ESTATE TRUST (the "Trust").

    This Declaration of Trust was amended October 2, 1962, March 12, 1970, October 24, 1978, March 23, 1982, February 12, 1985, May 14, 1987, and May 8,
1997.

    The trustees wish to restate the amended Declaration of Trust, as set forth below.

    NOW, THEREFORE, the parties agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

SECTION 1.1  "DECLARATION" AND "DECLARATION OF TRUST"
    The terms "declaration" and "declaration of trust" shall mean this document as it now stands and as it may from time to time be supplemented, amended or modified pursuant to the provisions hereof.

SECTION 1.2  "PERSON"
    The word "person" shall include an individual, partnership, firm, group, association, trust, corporation, or other entity.

SECTION 1.3  "FILE FOR RECORD"
    The phrase "file for record" shall mean to file for record in the office of the county recorder for the county in which the Trust maintains its principal office, and in the offices of the recorders for such other places as the trustees may from time to time designate.

SECTION 1.4  "INTERNAL REVENUE CODE"
    The phrase "Internal Revenue Code" shall mean the United States Internal Revenue Code, as it now provides and as it may from time to time be amended.

SECTION 1.5  "CORPORATIONS COMMISSIONER"
    The phrase "Corporations Commissioner" shall mean the Commissioner of Corporations of the State of California or his authorized representatives.


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                                      ARTICLE II
                       TRUSTEES, SHAREHOLDERS AND THIRD PARTIES

SECTION 2.1  TRUSTEES' GENERAL AUTHORITY
    Except as in this Declaration expressly otherwise provided, the business, affairs and assets of the Trust shall be entrusted to the exclusive management and control of the trustees. The trustees shall exercise their powers hereunder for the exclusive benefit of the shareholders.

SECTION 2.2  SHAREHOLDER'S INTEREST IN TRUST
    The interest in the Trust of each shareholder consists of his right to enforce the performance of the Trust, including as to each class or series of shares the right to participate in all distributions of Trust income or principal in respect of such class or series of shares according to the proportion which the number of shares held by him bears to the total number of shares or such class or series outstanding. Such interest is personal property. During the continuance of the Trust, no shareholder or his legal representative or successor shall be entitled to a partition of Trust property or, except as herein provided, to an accounting, nor shall the Trust be in any manner affected by the death, insanity or bankruptcy of any shareholder, or by the transfer of any share or shares of the Trust.

SECTION 2.3  NO PARTNERSHIP RELATIONSHIP
    Nothing contained herein or in any share certificate, and no act done or any writing or agreement made during the continuance of the Trust, shall be construed as, or have the effect of, constituting the trustees, the shareholders, or any of them or any other person, copartners or otherwise members of any association.

SECTION 2.4  THIRD-PARTY RELIANCE
    Any act done by the trustees or under their authority shall, as to third parties dealing in good faith with the Trust, be conclusively deemed to be within the purposes of this Trust and within the powers and authority of the person or persons acting. No person shall in any event be bound to see to the application of any money, property or thing paid or delivered to, or pursuant to the directions of, the trustees or any authorized representative of the trustees.

SECTION 2.5  NONLIABILITY AND INDEMNIFICATION OF SHAREHOLDERS
    All persons dealing with or having any claim against the trustees or any officer, agent or employee of the Trust shall look only to the Trust for the payment of any debt, claim, obligation or damage, or of any money or other thing that might become due or payable in any way, whether founded upon contract, tort, or otherwise, and no shareholder shall be personally or individually liable therefor. Every written contract to which the Trust is a party shall include a provision that the shareholders not be personally liable thereon. The trustees shall maintain such liability insurance as the trustees in their sole discretion deem to be necessary, appropriate and available at an acceptable cost for the protection of the Trust and those connected therewith. Nothing in this Section shall be deemed to require the trustees to maintain insurance against any particular risk, including the risk of liability arising from earthquake or flood.

    Each shareholder shall be entitled to pro rata indemnity from the Trust's assets if, contrary to the provisions hereof, such shareholder is held to any personal liability.

SECTION 2.6  RESPONSIBILITY OF TRUST AGENTS
    No trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any other person for any act or omission except for his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty or his failure to act in good faith in the reasonable belief that his actions are in the best interests of the Trust.

    The trustees, officers, employees and agents of the Trust in incurring any debts, liabilities or obligations, or in taking or omitting any other action for or in connection with the Trust are, and shall


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be deemed to be, acting as trustees, officers, employees or agents of the Trust and not in their own individual capacities. Notwithstanding any provision to the contrary, no trustee, officer, employee or agent of the Trust shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind in tort, contract or otherwise of, against or with respect to the Trust arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the assets of the Trust for the payment or performance thereof.

SECTION 2.7  INDEMNIFICATION
    Any person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a trustee, officer, employee or agent (as agent is hereinafter defined) of the Trust or active in such capacity on behalf of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion. Notwithstanding the above, no person shall be so indemnified or reimbursed for any claim, obligation or liability which shall have been adjudicated, or, in case of settlement, which in the opinion of counsel for the Trust would, if adjudicated, have likely been adjudicated to have arisen out of or been based upon such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust. Any person seeking indemnification under this provision must demonstrate to the satisfaction of the trustees that such person gave prompt notice to the Trust of the claim, alleged liability, action, suit or proceeding, has executed such documents, and taken such action as to permit the Trust to conduct the defense or settlement of any such claim, alleged liability, action, suit or proceeding. Such rights of indemnification and reimbursement shall be satisfied only out of the assets of the Trust.

    The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such rights of a trustee to contribution as may be available under applicable law. The trustees may make advance payments in connection with indemnification under this section provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification. For purposes of this section, any investment advisor, investment manager or independent property manager of the Trust may be considered agents of the Trust, at the discretion of the trustees.

    In order to carry out the intent and purposes of this Section, the Trust shall have the power to enter into individual indemnification agreements with any person or entity entitled to be indemnified under this Section, without specific approval thereof by the shareholders of the Trust. The terms of any such agreement need not be identical to the terms of any other such agreement and any such agreement which has been entered into may subsequently be amended or changed by mutual agreement of the parties thereto, without specific approval thereof by the shareholders of the Trust, so long as at the time such agreement is entered into or amended or changed, as the case may be, its substantive provisions are consistent in all material respects with the provisions of this Section.

SECTION 2.8  NOTICES TO TRUST AGENTS
    No notice to the trustees or any officer of the Trust shall be effective for any purpose unless given in writing, and until the same is received.

SECTION 2.9  NOTICES BY TRUST AGENTS
    Any notice required or permitted by this Declaration or by law to be given by the trustees or by any officer or authorized agent of the Trust, shall be conclusively deemed to have been given when


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such notice is enclosed in an envelope addressed to the proper person at the last address shown in the records of the Trust, and such envelope is deposited in the United States mail, postage pre-paid; and the date of mailing shall be deemed the date such notice is given. All distributions from Trust assets may be made by mailing the same in like manner.

SECTION 2.10  REPRESENTATIONS AND GUARANTEES
    No officer, agent, representative or employee of the Trust or of the trustees, nor anybody other than the board of trustees, has authority to make any representations or guarantees concerning this Trust; nor shall any trustee or officer of the Trust be responsible for or with respect to the validity or sufficiency of this Trust or of the share certificates issued hereunder, nor has any such officer, agent representative, employee or other person any authority to change the terms and conditions of this Trust or any certificate issued hereunder, or to bind the Trust or its agents by any representation, statement, agreement or interpretation, written or oral, not contained herein or in such certificate.

SECTION 2.11  AGREEMENT OF SHAREHOLDERS
    Each of the shareholders, severally but not jointly, by becoming a shareholder hereunder, hereby agrees with the trustees and their successors in office that he accepts and agrees to, and shall be bound and governed by, the provisions, terms and conditions of this Declaration in the same manner as if he had personally executed the same.


                                     ARTICLE III
                      INVESTMENT AND MANAGEMENT OF TRUST ASSETS

SECTION 3.1  INVESTMENT AND MANAGEMENT POLICY
    It is intended that this Trust shall be a real estate investment trust' as that term now is, or as it or substitute designations later may be, defined by the Internal Revenue Code. The trustees shall endeavor to manage the Trust and to invest its assets, and to make distributions to shareholders therefrom, in such manner as to comply with all valid state and federal laws, rules, regulations and orders pertaining to the Trust, and to take advantage of tax benefits, whether federal, state or local, from time to time afforded to real estate investment trusts or shareholders thereof; provided, however, that notwithstanding the preceding provisions, the trustees shall at all times take such action under this Trust as in their judgment will best serve the interests of the Trust and of the shareholders.

SECTION 3.2  PERMISSIBLE INVESTMENTS
    Trust assets shall consist principally of ownership interests in income-producing real property. Such real property may be located in any state, territory or possession of the United States (including the District of Columbia) and Canada, and shall be comprised for the most part of office buildings, apartment buildings, shopping centers, or other multiple-residential, commercial or industrial properties. Secondary investments of Trust assets may be of such nature and of such extent as the trustees may determine, having in mind the best interests of the Trust and of the shareholders. Other things being equal, Trust investments shall be chosen for their best overall return on investment, including both income production and appreciation potential, among other factors; but this principle shall be understood to be intended only as a general guide to assist the trustees in the exercise of their discretion. Funds may be accumulated or invested temporarily until such times as more suitable investments are available. The Trust may also participate in joint ventures, and may purchase or merge with other real estate investment trusts and companies, provided the assets and investments of said joint ventures, trusts and companies are permissible hereunder. Undivided interests in property may be acquired for the Trust, and encumbered property may be acquired subject to, or with assumption of the underlying indebtedness.

SECTION 3.3  MAINTENANCE OF ASSETS
    The trustees, on behalf of the Trust, shall themselves or through agents or independent contractors, incur all expenses and make all expenditures necessary or desirable for the protection,


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improvement maintenance, repair, alteration, efficient operation, or ready marketability of any asset of the Trust.

SECTION 3.4  DISPOSITION OR ENCUMBRANCE OF ASSETS
    The trustees shall have full discretion in retaining, selling, exchanging or encumbering any asset of the Trust, or any interest in any such asset.

SECTION 3.5  USE OF BROKERS AND APPRAISERS
    Subject to the provisions of Section 3.7 hereof, the trustees may employ at the expense of the Trust the services of any person, including any real estate or securities broker, for the purpose of appraising, acquiring, encumbering or disposing of assets of the Trust.

SECTION 3.6  MANAGEMENT OF TRUST PROPERTY
    The trustees shall employ an independent contractor to manage a property of the Trust whenever the trustees consider it appropriate to do so. In all other cases, the Trust shall manage its properties directly.

SECTION 3.7 RESTRICTIONS ON DEALINGS IN ASSETS
    Except upon concurrence of all trustees then in office no asset oL the Trust may be, directly or indirectly, acquired from or conveyed to any trustee, employee, adviser of the Trust, or independent contractor with the Trust, nor may any such trustee, employee, adviser or contractor receive a commission or other remuneration in connection with the acquisition or disposal of Trust assets. The limitations imposed by this section shall not apply to legal services rendered by licensed attorneys at reasonable rates.

SECTION 3.8  RESTRICTION ON INVESTMENTS AND ACTIVITIES
    The Trust will not engage in any of the following investment practices or activities:

    a.   Invest in commodities.

    b. Invest more than 10% of its assets in any indebtedness secured by a deed of trust or a mortgage on unimproved real property.

    c. Invest in indebtedness (herein called "junior debt") secured by a deed of trust or mortgage on real property which is subordinate to the lien of other indebtedness (hereinafter called "senior debt"), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all investments of the Trust in junior debt (as shown on the books of the Trust in accordance with generally accepted accounting principles) would not then exceed 25% of the value of the total assets of the Trust (as shown on the books of the Trust in accordance with generally accepted accounting principles).

    d.   Invest in unrecorded contracts for the sale of real estate.

    e. Engage in any short sale, or borrow, on an unsecured basis, if such unsecured borrowing will result in an asset coverage of less than 100%. "Asset coverage", for the purpose of this Section, means the ratio which the total fair market value of the assets of the Trust bears to the aggregate amount of all unsecured borrowing, secured borrowing and other liabilities of the Trust.

    f.   Engage in trading, as compared with investment activities.


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    g.   Acquire securities in any company holding investments or engaging in activities prohibited by this Section.

    h. Engage in the underwriting or the agency distribution of securities issued by others.


ARTICLE IV
SHARES AND SHARE CERTIFICATES

SECTION 4.1 CAPITALIZATION
    a. GENERAL. The shares of the Trust shall be comprised of two classes, designated respectively "Common Shares" and "Preferred Shares." The Common Shares and Preferred Shares shall be without par value. The total number of Common Shares shall not be limited. The total number of Preferred Shares shall be 2,000,000 shares. The Preferred Shares may be issued from time to time in one or more series. All Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the board of trustees, as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates on which and the period for which dividends may be payable. The board of trustees is authorized to cause such Preferred Shares to be issued in one or more series and, with respect to each such series, to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in the clause above) the following: (i) the designation of the series, which may be by distinguishing number, letter or title,
         (ii) the authorized number of shares of the series, which number the board of trustees may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding), (iii) the dividend rate or rates of the series, including the means by which such rates may be established, (iv) whether or not dividends would be cumulative and, if so, the date or dates from which dividends would accumulate, (v) with respect to all Preferred Shares, the dates on which and the period or periods for which dividends, if declared, would be payable, including the means by which such dates and periods may be established, (vi) redemption rights and prices, if any, (vii) the terms and amounts of the sinking fund, if any, (viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, (ix) whether or not the shares of the series shall be convertible into Common Shares and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made, (x) restrictions on the issuance of shares of the same or any other series, and (xi) the specific conditions upon which a holder of the Preferred Shares shall be entitled to vote. All series of Preferred Shares shall rank, as to dividend and liquidation rights, on a parity with each other series of Preferred Shares and senior to the Common Shares.

    b. DIVIDEND RIGHTS. The holders of each series of Preferred Shares shall be entitled to receive, out of funds legally available therefore, when and if declared by the board of trustees, dividends in cash at the rate or rates determined for such series and no more, payable on the dates fixed for such series, before any dividends may be paid or any distribution made on the Common Shares or other shares of the Trust ranking junior to the Preferred Shares. With respect to each series of cumulative Preferred Shares, such dividends shall be cumulative from the dates fixed for the series. Such dividends shall accrue, in the case of Preferred Shares of each particular series, from and after the date or dates fixed with respect to such series; provided, however, that if the board of trustees fails to declare a dividend payable on a dividend payment date on any noncumulative Preferred Shares, the holders of such noncumulative Preferred Shares shall have no right to receive a dividend in respect of the dividend period ending on such dividend


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         payment date, and the Trust shall have no obligation to pay the dividend accrued from such period, whether or not dividends on such noncumulative Preferred Shares are declared payable on any future dividend payment date.

    c. RESTRICTION ON DIVIDENDS TO COMMON SHARES. If and so long as there is any arrearage in the payment of dividends on or in meeting any sinking fund requirement of any outstanding Preferred Shares, no dividend or distribution shall be made in respect of Common Shares or any other shares ranking junior to the Preferred Shares (except a dividend or distribution payable in Common Shares or other shares ranking junior to the Preferred Shares).

    d. LIQUIDATION OR DISSOLUTION. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Trust, to the extent assets remain after payment to creditors in full and before any distribution to holders of Common Shares or other shares ranking junior to the Preferred Shares, the holders of each series of Preferred Shares shall be entitled to receive the applicable liquidation price fixed for their respective series, plus an amount equal to accrued and unpaid dividends to the date of payment (which in the case of noncumulative Preferred Shares shall not include any accumulation in respect of unpaid dividends for prior dividend periods), ratably in proportion to their full preferential amounts. The merger or consolidation of the Trust or the sale, lease or conveyance of all or substantially all its assets shall not be deemed to be a liquidation, dissolution or winding up for this purpose.

    e. VOTING RIGHTS. The holders of Preferred Shares shall have no voting rights except as required by law or as provided in this section: (i) the holders of Preferred Shares may have certain rights to vote if the Trust is in default in the payment of the dividends on Preferred Shares; or (ii) the consent of the holders of at least two thirds of a class of Preferred Shares will be necessary to (1) amend the Declaration of Trust, whether in connection with a merger or consolidation or otherwise, in a manner adversely and materially affecting the preference or the voting or other rights of the holders of such class of Preferred Shares, or (2) authorize any shares, or any security convertible into shares, in either case ranking prior to such class of Preferred Shares. In all cases in which the holders of Preferred Shares have the right to vote, each such holder shall be entitled to one vote for each Preferred Share held by such holder.

    f. REDEMPTION, SINKING FUND AND PURCHASE PROVISIONS. A series of Preferred Shares may be subject to redemption at the option of the board of trustees or be subject to sinking fund or mandatory redemption, to the extent provided in the terms of such series. Preferred Shares which have been redeemed or purchased by the Trust shall resume the status of authorized but unissued Preferred Shares without serial designation and may be reissued by the Trust from time to time as Preferred Shares of any series, except as may be limited by the terms of a series. At least 20 days prior to the date fixed for any redemption of Preferred Shares (the "Redemption Date"), written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Shares to be redeemed, at the address last shown on the records of the Trust for such holder or given by the holder to the Trust for the purpose of notice or if no such address appears, or is given at the place where the principal executive office of the Trust is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the redemption price as determined by the board of trustees, the pace at which payment may be obtained and calling upon such holder to surrender to the Trust, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Preferred


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         Shares to be redeemed shall surrender to the Trust the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of such shares as holders of Preferred Shares (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Trust or be deemed to be outstanding for any purpose whatsoever. All shares of Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

SECTION 4.2  NONASSESSABILITY OF SHARES
    No assessment shall ever be made upon the shares of the Trust.

SECTION 4.3  ISSUANCE OF CERTIFICATES
    Every shareholder shall be entitled to receive a share certificate in such form as the trustees shall from time to time approve. There shall be stated on each share certificate the certificate number, the date of its issuance, the number of shares represented thereby, and the name of the shareholder.

SECTION 4.4  AUTHENTICATION OF CERTIFICATES
    Each certificate shall bear the signatures of the chairman of the board of trustees and the secretary of the Trust, and if there shall be an independent transfer agent or registrar, the counter-signature of an officer thereof duly authorized for the purpose. The signature of the chairman of the board, or, if there shall be an independent transfer agent or registrar, the signatures of the chairman of the board and the secretary of the Trust, may be facsimile reproductions. The validity of a share or certificate therefor shall not be affected by the fact that at the time of issuance of the certificate one or more persons whose signatures were duly authorized when placed thereon are no longer authorized to sign the same.

SECTION 4.5  REPLACEMENT CERTIFICATES
    Lost, stolen, mutilated or destroyed certificates shall be replaced subject to such conditions of proof and indemnity as the trustees may determine to impose.

SECTION 4.6  ONLY REGISTERED HOLDER RECOGNIZED
    A register shall be kept under the direction of the trustees, which shall contain the names and addresses of the shareholders, the number of shares held by them respectively, the numbers of the certificates representing the same, and a record of all transfers thereof. Only the shareholder designated in such register as the holder of a share certificate shall be recognized for purposes of the Trust as having any interest in such certificate or the shares represented thereby, and neither the Trust nor any person connected therewith shall be bound by any notice to the contrary, but in cases of dispute the trustees may require that the certificate in question be submitted for inspection and that the registered shareholder's title thereto be satisfactorily established. A holder may be registered as a fiduciary, and customary words may be employed to identify the fiduciary relationship.

SECTION 4.7  SHAREHOLDER'S TRANSFER OF SHARES
    Excepting transfers by operation of law, shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent duly authorized in writing, upon delivery to the trustees or a transfer agent of the Trust, if any, of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution and authorization, and of other


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matters, as may reasonably be required. Upon such delivery and proof, the transfer shall be recorded upon the register of the Trust, and one or more new certificates shall be issued to those entitled thereto by reason of such transfer. Until the transfer is so recorded, the shareholder designated by the register as the holder of such shares shall be deemed to be the holder thereof for all purposes of the Trust, and neither the trustee nor any transfer agent or registrar, nor any officer or agent of the Trust, shall be affected by any notice of any proposed transfer. The trustees may establish particular procedures to govern the assignment of shares for security purposes. No shareholder may demand that the Trust or the trustees redeem his shares.

SECTION 4.8  TRANSFERS BY OPERATION OF LAW
    Any person becoming entitled to any share in consequence of the death or bankruptcy of any shareholder, or in any other way than in Section 4.7 provided, may be entered upon the register as the holder thereof and receive a new certificate therefor, upon delivery of the existing certificate and such proofs as may be required to the trustees or any transfer agent of the Trust. The transfer shall have no effect until entered upon the register, and notice given to any person prior to such entry shall likewise be ineffective for any purpose.

SECTION 4.9  TRUST AGENTS AS SHAREHOLDERS
    Any trustee, officer, agent or employee of the Trust may, in his individual capacity, acquire or dispose of shares of the Trust.

SECTION 4.10  RIGHT TO REFUSE TO TRANSFER SHARES
    Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Trust, the trustees may require a statement or affidavit from each proposed transferee of Trust shares setting forth the number of shares already owned by him and any related person specified in the form prescribed by the trustees for that purpose. If, in the opinion of the trustees, the proposed transfer would jeopardize the qualification of the Trust as a "real estate investment trust" under the Internal Revenue code of 1954, as now enacted or as hereafter amended, the trustees shall have the right, but not a duty to refuse to transfer the shares to the proposed transferee. All contracts for the sale or other transfer of shares of beneficial interest in the Trust shall be subject to this provision.

SECTION 4.11  REDEMPTION OF SHARES
    The Common Shares of the Trust shall not be redeemable.

SECTION 4.12  WARRANTS AND OPTIONS
    The Trust shall not issue warrants, options or similar evidences of a right to buy its shares, unless issued to all of its security holders ratably, as part of a financing arrangement or as part of a stock option plan for trustees, officers or employees of the Trust.


                                      ARTICLE V
                                      DIVIDENDS

SECTION 5.1  DECLARATION AND PAYMENT
    The trustees shall declare dividends, and cause the same to be distributed to the shareholders of each class or series of shares entitled to participate in such distribution in accordance with the provisions of Section 4.1 hereof and any certificate of designation with respect to Preferred Shares, in an amount proportionate to the number of shares of such class or series held by each shareholder. The trustees, pursuant to Section 7.5 hereof, may fix a record date for the determination of shareholders entitled to receive such dividend.


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SECTION 5.2  STATEMENT OF SOURCE
    The Trust shall provide each shareholder who receives a distribution a statement in writing identifying the source or sources to which the distribution is charged not later than 60 days after the close of the fiscal year in which the distribution is made.


                                      ARTICLE VI
                                      ACCOUNTING

SECTION 6.1  STANDARD
    The books and records of the Trust shall be kept in conformity with generally accepted principles of accounting.

SECTION 6.2  INSPECTION OF RECORDS
    The share register or a duplicate thereof, the books of account, and minutes of proceedings of the shareholders and the board of trustees and of executive committees of the trustees, shall be open to inspection at any reasonable time upon the written demand of any shareholder, made upon the secretary or any assistant secretary of the Trust, for a purpose reasonably related to his interests as a shareholder, and shall be exhibited at any time when required by the demand at any shareholders meeting of ten percent of the shares represented at the meeting. Inspection by a shareholder may be made in person or by agent or attorney, and the right of such inspection includes the right to make extracts. Each trustee shall have the right at all reasonable times during his term of office to inspect the records and property of the Trust.

SECTION 6.3  ANNUAL AUDIT
    The trustees shall cause to be prepared at least annually, at the expense of the Trust, a report of Trust operations, containing a balance sheet and a statement of income and an opinion of an independent certified public accountant on the financial statements. Such opinion shall be based on an examination of the books and records of the Trust which is not materially limited in scope and is made in accordance with generally accepted auditing standards. Within 120 days after the close of the period covered by the report, a signed copy of such report and opinion shall be filed with the trustees, and a copy thereof shall be sent to each shareholder. Such report may be considered an interim report for purposes of Section 6.4 hereof.

SECTION 6.4  INTERIM REPORTS
    Interim reports, containing a current balance sheet which may be unaudited, shall be prepared at least quarterly and shall be furnished within a reasonable time after the close of the quarter to each shareholder.


                                     ARTICLE VIII
                               MEETINGS OF SHAREHOLDERS

 SECTION 7.1  ANNUAL MEETING
    Annual meetings of shareholders shall be held in San Francisco, California, between 9:00 a.m. and 9:00 p.m. on the second Thursday of the fifth calendar month of the fiscal year, unless such day is not a business day, in which case it shall be held on the next succeeding business day. The annual report of Trust operations required by Section 6.3 shall be mailed to shareholders at least 14 days before the day of the meeting.

SECTION 7.2  SPECIAL MEETINGS
    Special meetings of shareholders may be called at any time and place by a majority of the trustees and the trustees shall cause a special meeting to be called upon receipt of the written request of the holders of thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Trust entitled to vote on any matter to be voted on at such special meeting, which request shall specify the purpose or purposes for which such meeting is to be called. If for any reason an annual meeting of shareholders as herein provided for shall be omitted, a special meeting of shareholders may subsequently be held in lieu thereof and the business of the annual meeting may be transacted thereat.

SECTION 7.3  NOTICE
    Notice of all meetings of shareholders shall be given at the direction of the trustees by the secretary or any other officer authorized by the trustees, and shall be mailed not less than 14 nor more than 60 days before the day of the meeting to each shareholder at his address as given in the register, or lacking such address, to such shareholder addressed to the principal office of the Trust. No business shall be transacted at any special meeting of shareholders unless notice of such business has been given in the call for the meeting. Any adjourned meeting may be held as adjourned, without further notice.

SECTION 7.4  EFFECT OF ACTION
    Except as otherwise expressly provided by law or this Declaration, no action taken by the shareholders at any meeting shall in any way bind the trustees in their management of the Trust.

SECTION 7.5  RECORD DATE
    The trustees may, without closing the transfer books, fix a date not more than 60 days prior to the date of any meeting of shareholders or dividend payment as a record date for the determination of shareholders entitled to vote at such meeting or any adjournment thereof, or to receive such dividend. Any person who is a registered shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend even though he has since that date disposed of his shares, and no shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to receive such dividend.

SECTION 7.6  QUORUM
    A majority of the outstanding shares entitled to vote on any matter to be voted on at such meeting represented in person or by proxy shall constitute a quorum at any such meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time, up to and including the 45th day following the originally notice meeting date by an affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the meeting.

SECTION 7.7  VOTING OF SHARES
    a. Each Common Share shall be entitled to one vote; provided, that only holders of record as of the record date for the meeting shall be entitled to vote at any meeting of shareholders. Whenever any action is to be taken by the shareholders, it shall, except as otherwise required by this Declaration which may at the time be outstanding or by law, be authorized either by the affirmative vote of a majority of the votes cast at a meeting of shareholders by holders of shares entitled to vote thereon, or by written consents setting forth the action so taken and signed by the holders of a majority of all outstanding shares entitled to vote thereon. At all elections of trustees, voting by shareholders shall be conducted under the non-cumulative method.

    b. Whenever the vote or written consent of shareholders is required or permitted under this Declaration, such vote or consent may be given either in person or by proxy. The trustees may solicit such proxies from the shareholders or any of them in any matter requiring or permitting the shareholders' vote or written consent. No proxy for any meeting of shareholders shall be effective unless such proxy shall have been received in the office of the Trust, or such other location designated by the trustees and indicated in the material soliciting the proxies, for verification prior to the meeting.

    c. When a share entitled to vote is held jointly by several persons, any one of them may vote at any meeting in person or by proxy with respect to such share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, no vote shall be received with respect to such share. Fractional shares shall not be entitled to any vote.

SECTION 7.8  ANNUAL REPORT
    At each annual meeting of shareholders, the trustees shall present a report upon the affairs of the Trust and upon its business and operations.


                                     ARTICLE VIII
                                TRUSTEES AND OFFICERS

SECTION 8.1  ACTION AS BOARD
    In managing the business, affairs and assets of the Trust, the trustees shall act as a board of trustees. The full board shall consist of not less than three nor more than seven trustees. The initial number of trustees shall be four. Thereafter, the number of trustees shall be such as may be fixed from time to time by the board of trustees, but in any event, shall be not less than three nor more than seven.

SECTION 8.2  TERM OF TRUSTEES
    a. The trustees shall be divided into three classes as nearly equal in number as possible with the specific number for each class to be determined by the Board. Each year the terms of office of those trustees on one class shall expire. At the Annual Meeting of Shareholders to be held in 1985, the trustees of Class I shall each be elected to hold office for a term expiring at the Annual Meeting of Shareholders in 1986; the trustees of Class II shall each be elected to hold office for a term expiring at the Annual Meeting of Shareholders in 1987; and the trustees of Class III shall each be elected to hold office for a term expiring at the Annual Meeting of Shareholders in 1988. At each subsequent Annual Meeting of Shareholders, successors to those trustees whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders.

    b. In the event the number of trustees is changed, any newly created trusteeships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding Section 8.5, when the number of trustees is increased by the board of trustees and the resultant vacancies are filled by the board of trustees, such trustees shall serve until the next Annual Meeting of Shareholders, at which meeting successor trustees shall be elected by the shareholders for the remaining term, if any, of the class or classes of trusteeship so created.

    c. Trustees shall be elected by a vote of a majority of the shares represented in person or by proxy at the Annual Meeting of Shareholders. Each trustee so elected shall serve until his term of office expires and until the election and qualification of his successor. Each trustee shall qualify following his election, whether by the shareholders or by the remaining trustees, by filing a notice of acceptance with the board of trustees. The secretary of the Trust, and/or the president, and/or the chairman of the board of trustees may, from time to time when necessary to reflect any changes, execute and file for record an instrument which sets forth the then existing membership of the board of trustees.

SECTION 8.3  REMOVAL OF TRUSTEES
    A trustee may be removed from his office at any time by vote or written consent of the holders of a majority of the outstanding shares of the Trust, if such vote or consent shall be joined with a declaration by those so voting or consenting, which sets forth their determination that the trustee so removed has willfully violated any of the provisions of this Declaration or that he has willfully acted contrary to the interest of the shareholders as a whole. Such removal shall be effective in all events, and, if the trustee concerned shall have been given notice of the charges against him, reasonable both as to time and as to particularity, and shall have been given a fair opportunity to be heard thereon, such vote or written consent shall be conclusive evidence of such willful violation or contrary action, so far as the shareholders' right of removal is concerned.

SECTION 8.4  RESIGNATION OF TRUSTEES
    Any trustee may resign his office by an instrument in writing signed by him and delivered to the board of trustees, which resignation shall take effect after such delivery and on the date indicated in such instrument, provided, that such resignation shall not become effective until a copy of such instrument shall have been duly filed for record by such resigning trustee.

SECTION 8.5  ACTION BY TRUSTEES
    A majority of the trustees in office at any one time, but not less than two trustees, shall constitute a quorum at any meeting of the board of trustees. Meetings of the trustees shall be held from time to time upon the call of the chairman of the board or any two trustees. Notice of any meeting shall be given at least 3 days before the meeting, but such notice may be waived by any trustee either before or after the meeting. The trustees shall act pursuant to the vote or written consent, with or without a meeting, of more than half of their number in office at any one time, except that if only two trustees are in office they must act unanimously. No action of the board shall be effective without a meeting unless all trustees then in office shall sign, before or after such action is taken, a written consent to such action and waiver of meeting; provided, however, that the lack of such consent and waiver shall not be raised to defeat the rights of any third party who has in good faith relied upon such action. In case of the death or resignation of one or more trustees, or vacancies occurring in the board of trustees for any reason, the vacancies so created may be filled by the trustee or trustees remaining in office at the time, and each new trustee shall serve for the unexpired term of his predecessor and until the election and qualification of his successor. No vacancy in the board of trustees shall operate to diminish the powers of the trustee or trustees remaining in office.

SECTION 8.6  BY-LAWS
    The trustees may adopt from time to time amend or repeal by-laws for the conduct of their business, and in such by-laws may define the duties of their officers, agents, employees and representatives.

SECTION 8.7  APPOINTMENTS
    The trustees may appoint one or more committees from their number and delegate to such committees any of the powers and authority of the board of trustees in the management of the business, affairs and assets of the Trust, except the power to declare dividends and initiate amendments to this Declaration. The trustees shall appoint, and from time to time fix the compensation and duties of a chairman of the board of trustees, who shall be a trustee, and a secretary of the Trust, who may but need not be a trustee, each of whom shall hold his office at the pleasure of the board of trustees. The trustees may appoint such other officers and employ or otherwise contract with such other persons as the trustees in the exercise of their discretion may deem necessary or desirable to achieve the purposes of the Trust.

SECTION 8.8  COMPENSATION
    The trustees, the secretary, and every other person appointed, employed or otherwise engaged to assist in the execution of the Trust, shall receive such compensation from the assets of the Trust for their respective services to the Trust as shall be fixed from time to time by the board of Trustees.

SECTION 8.9  USE AND EFFECT OF TRUST SEAL
    The secretary shall have custody of the seal of the Trust. As to any person relying thereon in good faith, the impression of the seal of the Trust upon a document or writing bearing the handwritten signature of the secretary, or of any assistant secretary, shall conclusively evidence that such document or writing was duly executed pursuant to authority granted by the board of trustees and this Declaration.

SECTION 8.10  POWERS OF TRUSTEES
    The trustees shall have full and absolute power, control and authority over all Trust assets held by or for them hereunder, and over the business and affairs of the Trust, to the same extent as if they were the sole owners of such assets and such business in their own right, subject only to the limitations herein expressly stated. Without limitation of the generality of the foregoing, the trustees shall have power--

    a. To design and adopt a seal of the Trust, and to change the same from time to time; to locate and relocate the principal office of the Trust; and from time to time to change the name of the Trust, and under such name to make and execute contracts and all kinds of instruments, conduct business, acquire and convey real or personal property, and sue or be sued;

    b. To solicit proxies of the shareholders; to declare and effect stock dividends and splits; and when good reason appears therefor, to require that outstanding certificates be handed in to the Trust in exchange for new certificates;

    c. To issue from time to time, without the necessity of a prior offering thereof to existing shareholders, shares of the Trust in addition to any then outstanding, issuing the same to such party or parties, for such property or consideration, at such time or times, and on such terms as the trustees deem best, and in so doing, to allow or eliminate fractional shares, in their discretion;

    d. To acquire and dispose of assets, and otherwise conduct the business of the Trust, in any part of the United States of America and any of the territories or possessions thereof and in Canada; and to cause to be organized or assist in organizing, under the laws of any jurisdiction, such corporations, trusts, associations, or organizations having such rights, powers and discretion as they deem desirable for Trust purposes;

    e. To take out policies of insurance at the expense of the Trust, including, without limitation of the foregoing, liability, life, fire and casualty insurance, covering such persons, property and contingencies and in such amounts as they deem proper;

    f. To lease to or from others for a term extending beyond the possible termination of the Trust; to acquire and deal absolutely with property of any description, real or personal; and to lend and borrow money and incur indebtedness for the purposes of the Trust, and cause to be executed and delivered therefor promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

    g. To exercise all rights, powers and privileges relating to the ownership of any stock, bonds or other securities forming part of Trust assets;

    h. To delegate from time to time, to one or more of their number or to others, such powers, responsibilities and acts as they deem desirable; and to employ such assistance, at such compensation, as they deem expedient in the transaction of the business of the Trust;

    i. To determine in their discretion whether any moneys, securities or other properties of the Trust are to be considered as principal or income, and in what manner any expenses or disbursements are to be charged as between principal and income, or as between earnings, surplus and capital, as the case may be;

    j. To determine the fiscal year and the accounting procedures of the Trust, and to change the same from time to time;

    k. To compromise or settle claims of or against the Trust; and to take such action, legal or otherwise, as appears to them necessary or desirable in the interests of the Trust or the shareholders, and in so doing to pay the expenses thereby incurred in good faith, including counsel fees, from the funds of the Trust;

    l. To determine conclusively the proper interpretation of any provision of this Declaration;

    m. To do all acts and undertake all things which in their judgment are necessary, convenient or appropriate to promote the purposes of the Trust, although such acts or things are not specifically mentioned in this Declaration.


                                      ARTICLE IX
                                  DURATION OF TRUST

SECTION 9.1  DURATION
    This Trust shall continue for the lives of the following named children and grandchildren of the initial trustees, living on the day of execution of this Declaration, to wit: Mary K. Etcheverry, Annette L. Etcheverry, Paul F. Etcheverry, Philip Russell, James R. Collins, Jr., Chester R. MacPhee III, Carolyn Collett Crew, Robert Randall Reyff, Susan Rae Straight, William A. Talmage and Susan Ann Talmage, and for 20 years after the death of the last survivor of them, and shall thereupon cease.

SECTION 9.2  EARLY TERMINATION
    This Trust shall be irrevocable, but it may be terminated upon unanimous vote of the trustees then in office, or upon the vote or written assent of shareholders holding a majority of the outstanding shares.

SECTION 9.3  PROCEDURE UPON TERMINATION
    Upon termination of the Trust the trustees shall cause such liquidation of Trust assets as they deem desirable, shall pay or make adequate provision for all liabilities of the Trust, whether present or contingent, and shall distribute the remaining Trust assets, either in kind or in money or both, to the shareholders or each class or series of shares entitled to participate in such distribution in accordance with provisions of Section 4.1 and any certificate of designation with respect to Preferred Shares, in proportion to their shareholdings of such class or series.

                                      ARTICLE X
                             INTERPRETATION AND AMENDMENT

SECTION 10.1  CALIFORNIA LAWS GOVERN
    This Declaration of Trust is executed and delivered in the State of California, and its provisions and all rights, powers, privileges, trusts, duties and obligations hereunder and under all share certificates shall be governed by the laws of the State of California and of the United States of America.

SECTION 10.2  HEADINGS
    The use of headings in this Declaration of Trust is solely for convenience, and all such headings shall be disregarded in the construction of its provisions.

SECTION 10.3  AMENDMENTS
    Amendments to this Declaration of Trust shall be initiated solely by the board of trustees. Any such amendment shall be in writing and shall require the affirmative vote or written consent of a majority of the trustees then in office; provided, however, that no change shall be made in this Declaration or other instruments forming the Trust, without the consent, given by vote or in writing, of the holders of a majority of the shares of the Trust then outstanding; and provided further that no amendment which would change any rights with respect to any outstanding securities of the Trust, by reducing the amount payable thereon upon liquidation of the Trust, or by diminishing or eliminating any voting rights pertaining thereto, may be made unless also approved by the vote or written consent of the holders of two-thirds of the outstanding securities so affected.

SECTION 10.4  CHANGES REQUIRED BY LAW
    Each shareholder agrees that in the event the federal or any state government, or any officer, commission or agency thereof, passes any law, rule, regulation or order substantially prohibiting the trustees or any person connected with the Trust from performance of any act provided herein to be done, or requiring the modification or elimination of any provision herein contained, the trustees may thereupon by majority vote or written consent adopt an amendment to this Declaration embodying the requirements of such law, rule, regulation, or order, and such amendment shall become immediately effective and binding upon the shareholders and all other persons without the consent of any shareholder.

SECTION 10.5  RECORDING AMENDMENTS
    Following the adoption of any amendment hereto, the secretary of the Trust and the chairman of the board of trustees, shall execute and file for record an instrument which sets forth such amendment.


    IN WITNESS WHEREOF, the individuals hereinafter named, comprising the present trustees of the Trust, have hereunto set their hands as of the 8th day of May, 1997.


    CHESTER R. MACPHEE JR.                         REGINALD B. OLIVER
-------------------------------                -------------------------------
    Chester R. MacPhee Jr.                         Reginald B. Oliver


    DENNIS D. RYAN                                 JAMES L. STELL
-------------------------------                -------------------------------
    Dennis D. Ryan                                 James L. Stell


    O.A. TALMAGE                                   WILLIAM A. TALMAGE
-------------------------------                -------------------------------
    O.A. Talmage                                   William A. Talmage


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